Exhibit 10.4

Second Amended and Restated Shareholders’ Voting Rights Proxy Agreement

This Second Amended and Restated Shareholders’ Voting Rights Proxy Agreement (the “Agreement”) is made on September 28, 2018 in Beijing, China by and among the following Parties:

1.

Shensi Network Technology (Beijing) Co., Ltd. (“WFOE”), a wholly foreign-owned enterprise established and validly existing under the laws of China, with the registered address: 2104-A073, No. 9 West North Fourth Ring Road, Haidian District, Beijing;

2.	Each existing shareholder listed in Appendix 1 (collectively referred to as “Existing Shareholders”); and

3.

Shenzhen Futu Network Technology Co., Ltd. (“Domestic Company”), registered at: 9th Floor, Unit 3, Building C, Kexing Science Park, No. 15 Keyuan Road, Middle District of Science and Technology Park, Nanshan District, Shenzhen.

(In this Agreement, the Parties above shall be hereinafter referred to individually as a “Party” or collectively as the “Parties”.)

Whereas:

1.	The Existing Shareholders are all current shareholders of the Domestic Company and jointly own 100% equity of the Domestic Company;

2.

The Existing Shareholders intend to respectively entrust the WFOE or the individual designated by the WFOE to exercise their voting rights in the Domestic Company, and such individual of the WFOE is willing to accept such entrustment.

3.

The Parties intend to sign this Agreement to replace the Amended Shareholders’ Voting rights Proxy Agreement signed by the Parties with Jia Yan, Xiang Wenbin, Zhao Dan, Zhu Daxin, Wang Wenhai, Liu Huajing, Feng Lei and Qiu Yuepeng on May 27, 2015.

THEREFORE, the Parties, upon friendly negotiation, hereby agree as follows:

1.	Voting Rights Entrustment

1.1

The Existing Shareholders hereby irrevocably undertake that they will severally execute a proxy letter in the form and substance as of Appendix 2 hereto upon execution of this Agreement whereby severally authorize the WFOE (hereinafter as the “Proxy”) to exercise, on their behalf, the following rights available to them in their capacity as the Existing Shareholders of the Domestic Company under the articles of association of the Domestic Company (collectively as the “Proxy Rights”):

(a)	to propose the convening of and to attend the shareholders’ meeting as the proxy of the Existing Shareholders in accordance with the articles of association of the Domestic Company;

(b)

to exercise voting rights, on behalf of the Existing Shareholders on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors, and the appointment and removal of other senior executives by the shareholders, of the Domestic Company;

(c)

to exercise other shareholders’ voting rights under the articles of association of the Domestic Company (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association).

The premise of the authorization and entrustment above is the WFOE’s permission of the authorization and entrustment above. Other than in the case where the WFOE gives the Existing Shareholders a written notice requesting the replacement of the Proxy, in which event the Existing Shareholders shall immediately appoint such other Proxy as then designated by the WFOE to exercise the foregoing Proxy Rights and such new authorization and entrustment shall supersede, immediately upon its grant, the original authorization and entrustment, the Existing Shareholders shall not revoke or release the authorization and entrustment accorded to the Proxy otherwise.

1.2

The Proxy shall, acting with care and diligence, lawfully fulfill the entrusted rights and duties within the scope of authorization hereunder; the Existing Shareholders acknowledge, and assume liability for, any legal consequences arising out of the exercise by the Proxy of the Proxy Rights.

1.3

The Existing Shareholders hereby acknowledge that the Proxy will not be required to solicit the opinions of the Existing Shareholders when exercising the foregoing Proxy Rights, provided that the Proxy shall promptly inform the Existing Shareholders on an ex-post basis of all resolutions adopted or any proposal for an extraordinary shareholders’ meeting made.

2.	Information Rights

For the purpose of the exercise of the Proxy Rights hereunder, the Proxy shall have the right to access to information regarding the operations, business, customers, finances, employees and other matters of the Domestic Company and to access relevant documents of the Domestic Company; the Existing Shareholders and the Domestic Company shall provide full cooperation with respect thereto.

3.	Exercise of Proxy Rights

3.1

The Existing Shareholders shall provide full assistance with respect to the exercise by the Proxy of the Proxy Rights, including, where necessary (e.g., to meet the document submission requirements in connection with governmental authority approval, registration and filing), timely executing the shareholders’ meeting resolutions adopted by the Proxy or other relevant legal documents.

3.2

If at any time during the term hereof, the grant or exercise of the Proxy Rights hereunder cannot be realized for any reason (other than a breach by the Existing Shareholders or the Domestic Company), the Parties shall immediately seek an alternative scheme closest to the unrealizable provisions and shall, when necessary, enter into a supplementary agreement to amend or modify the terms hereof so that the purpose of this Agreement may continue to be achieved.

4.	Exemption and Compensation

4.1

The Parties acknowledge that in no event shall the WFOE be required to bear any liability or provide any economic or other compensation to the other Parties or to any third party in connection with the exercise of the Proxy Rights hereunder by the WFOE.

4.2

The Existing Shareholders and the Domestic Company agree to indemnify and hold harmless the WFOE against any and all losses the WFOE suffers or may suffer as a result of the exercise of the Proxy Rights, including without limitation any losses arising out of any suit, recourse, arbitration or claims brought by any third party against the WFOE or any administrative investigation or sanction by any governmental authorities, unless such losses are caused by any willful misconduct or gross negligence of the Proxy.

5.	Representations and Warranties

5.1	The Existing Shareholders hereby severally represent and warrant that:

5.1.1

For any Existing Shareholder who is an individual, she/he is an Chinese citizen with full capacity for conduct. She/he has full and independent legal status and capacity with appropriate authorization to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.2

For any Existing Shareholder who is an entity, it is an limited companies duly incorporated and validly existing under applicable laws with independent legal capacity, has full and independent legal status and capacity and proper authorization to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.3

They have full power and authorization to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder. This Agreement will be lawfully and duly executed and delivered by them and will constitute their legal and binding obligations enforceable against them in accordance with its terms.

5.1.4

They are the legal owners of record of the Domestic Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Interest Pledge Agreement and the Exclusive Option Agreement signed by and among the Existing Shareholders, the Domestic Company and the WFOE, the Proxy Rights are free from any third party rights. Pursuant to this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Domestic Company.

5.2	The WFOE and the Domestic Company hereby severally represent and warrant that:

5.2.1

They are each a limited liability company duly registered and lawfully existing under the laws of their place of incorporation with independent legal personality, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.2.2

They have full internal corporate power and authorization to execute and deliver this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authorization to consummate the transactions contemplated hereunder.

5.3	The Domestic Company further represents and warrants that:

5.3.1

The Existing Shareholders are the legal owners of record of the Domestic Company as of the time of effectiveness of this Agreement; other than the rights created under this Agreement and the Equity Interest Pledge Agreement and the Exclusive Option Agreement by and among the Existing Shareholders, the Domestic Company and the WFOE, the Proxy Rights are free from any third party rights. Pursuant to this Agreement, the Proxy may fully and completely exercise the Proxy Rights under the then effective articles of association of the Domestic Company.

6.	Term of Agreement

6.1

Subject to the provisions of Article 6.2 and Article 6.3 of this Agreement, this Agreement shall become effective as from the date it is duly executed by the Parties hereto, and, unless terminated early by WFOE, the validity period of this Agreement shall expire until the expiration of the business term of the WFOE (if the WFOE extends the business term, the validity period of this Agreement shall be extended accordingly). Before the expiration of this Agreement, if the WFOE so request, the Parties shall extend the term of this Agreement according to the requirements of the WFOE, and sign a separate agreement or continue to perform this Agreement according to such request of the WFOE, unless terminated early by the Parties by written agreement or in accordance with Article 6.4 hereof.

6.2

The Parties to the Agreement shall complete the approval and registration procedures for the extension of the business term within three (3) months before each expiry, so that the term of this Agreement may continue.

6.3

If any of the Existing Shareholder transfers all the equity he/she holds in the Domestic Company with the prior written consent of the WFOE, such Party will no longer be a party to this Agreement, but the obligations and commitments of the other Parties under this Agreement will not be therefore adversely affected. If, with the prior written consent of the WFOE, any Existing shareholder transfers all or part of the equity of the Domestic company he/she holds, the Existing Shareholder undertakes to obtain written confirmation from the transferee who agrees to inherit and perform the Existing Shareholders’ full liabilities, obligations and commitments under this Agreement.

6.4	Term of Agreement

(a)	Termination on Expiry Date. This Agreement shall terminate on the expiry date of the term unless it is extended in accordance with relevant provisions hereof.

(b)

Early Termination. During the term of this Agreement, unless the WFOE commits material misconducts, fraud, other illegal conducts or is bankrupt or dissolved or terminated, the Existing Shareholders or the Domestic Company shall not terminate this Agreement in advance. Should the WFOE be bankrupt or legally dissolved or terminated prior to the expiry date of this Agreement, this Agreement shall terminate automatically. Notwithstanding the foregoing, the WFOE may at any time issue a written notice to other Parties thirty (30) days in advance to terminate this Agreement.

(c)	Survival. Upon termination of this Agreement, the rights and obligations of the Parties under Article 7 and Article 8 shall survive.

7.	Confidentiality

7.1

Whether this Agreement has been terminated or not, the Parties shall keep confidential all other Parties’ trade secrets, proprietary information, customer information and other confidential information (hereinafter referred to as the “Confidential Information”) that are known to the Parties during the conclusion and performance of this Agreement. Except for the prior written consent of the disclosing party of the Confidential Information or mandatory disclosure to the third party required by the relevant laws, regulations or listing requirements, the receiving party of the Confidential Information shall not disclose any Confidential Information to any other third party. In addition to the purpose related to this Agreement, the party receiving the confidential information may not use or indirectly use any Confidential Information.

7.2	The following information is not deemed as Confidential Information:

(a)	there is documentary evidence proving that any information disclosed has been previously known by the receiving party by legitimate manner;

(b)	information that enters into the public domain not due to the fault of the receiving party; or

(c)	information that is legally obtained by the receiving party from other sources after receiving the information.

7.3

The Party receiving the information may disclose the Confidential Information to its relevant employee, agent or professional hired, but the Parties receiving such information shall ensure that such personnel comply with the relevant terms and conditions of this Agreement and bear the liabilities arising from violation of relevant terms and conditions of this Agreement.

7.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the termination of this Agreement.

8.	Default Liabilities and Compensation

8.1

Default Liabilities. The Parties agree and confirm that if any Party hereto (“Breaching Party”) materially breaches any provision hereof, or materially fails to perform or delays in performing any obligation hereunder, it shall constitute a default hereunder (“Default”), and any other non-breaching Parties (“Non-breaching Parties”) may request the Breaching Party to make rectification or take remedy within a reasonable time limit. Should the Breaching Party still fail to make rectification or take remedy within such reasonable time limit or thirty (30) days after the other Party notifies the Breaching Party in writing and makes the above requests:

(a)	If any Existing Shareholder or the Domestic Company is a Breaching Party, the WFOE has the right to terminate this Agreement and require the Breaching Party to pay damages;

(b)

If the WFOE is a Breaching Party, the Non-breaching Party has the right to demand damages from the Breaching Party, but under no circumstance the Non-breaching Party has any right to terminate or cancel this Agreement unless otherwise required by the law.

8.2	Notwithstanding any other provisions of this Agreement, the validity of this Article shall not be affected by any rescission or termination of this Agreement.

8.3

Indemnity. The Existing Shareholders shall fully indemnify the WFOE against any loss, damage, liability and/or cost resulting from any action, claim or other demand made against the WFOE due to or arising out of the performance of this Agreement, and hold the WFOE harmless from any loss and damage caused to the WFOE by any act of the Existing Shareholders or any claim made by any third party due to the act of the Existing Shareholders.

9.	Applicable Laws and Dispute Resolution

9.1	Applicable Laws. The formation, validity, interpretation, performance of, and the resolution of dispute arising out of, this Agreement shall be governed by the laws of the PRC.

9.2

Dispute Resolution. When a dispute arises between the Parties regarding the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiation. If the Parties fail to settle the dispute within thirty (30) days after the receipt of the written notice of the other Party’s request, either Party may submit such dispute to China International Economic and Trade Arbitration Commission to be administered in Beijing in accordance with its arbitration rules then in force. The arbitral award shall be final and legally binding upon the Parties.

10.	Change in Law

Upon effectiveness of this Agreement, if any central or local legislative or administrative authority in the PRC amends any central or local PRC law, regulation, ordinance or other normative document, including amending, supplementing, repealing, interpreting or publishing implementing methods or rules for any existing law, regulation, ordinance or other normative document (collectively referred to as the “Amendment”), or issuing any new law, regulation, ordinance or other normative document (collectively referred to as “New Regulation”), the following provisions shall apply:

10.1

If the Amendment or New Regulation is more favorable to any Party than any applicable law, regulation, ordinance or other normative document then in force on the effective date of this Agreement (and the other Party will not thus be imposed any material adverse effect), then the Parties shall timely apply to relevant authority (if necessary) for obtaining the benefits of such Amendment or New Regulation. The Parties shall make every effort to procure the approval of such application.

10.2

If, due to the Amendment or New Regulation, there is any direct or indirect material adverse effect on the economic interests of the WFOE hereunder, and the Parties cannot solve such adverse effect imposed on the economic interests of the WFOE in accordance with the provisions of this Agreement, then after the WFOE notifies the other Parties, the Parties shall timely negotiate to make all requisite amendment to this Agreement to maximally protect the economic interests of the WFOE hereunder.

11.	Force Majeure

11.1

“Force Majeure Event” refers to any event that is beyond the reasonable control of a Party and cannot be prevented with reasonable care of the affected Party, including but not limited to natural disasters, war and riot, provided that, any shortage of credit, capital or finance shall not be regarded as an event beyond the reasonable control of a Party. The affected Party who seeks to be exempt from the performance obligation under this Agreement shall inform the other Party, without delay, of the exemption of obligation and the approaches that shall be taken to complete performance.

11.2

When the performance of this Agreement is delayed or hindered by the “Force Majeure” in the preceding definition, the Party affected by the force majeure shall not be liable for any responsibility for this Agreement within the scope of the delay or hindrance. The Party affected by force majeure shall take appropriate measures to reduce or eliminate the effect of the Force Majeure, and should use its best efforts to restore the performance of the obligation delayed or hindered by the Force Majeure. Once the Force Majeure Event is eliminated, each party agrees to use its best efforts to resume the performance of this Agreement.

12.	Miscellaneous

12.1

Further Assurance. The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purpose of this Agreement.

12.2

Entire Agreement. Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

12.3	Headings. The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

12.4	Taxes and Expenses. Each Party shall bear any and all taxes and expenses occurring to or levied on it with respect to the execution and performance of this Agreement.

12.5	Transfer of Agreement. Without prior written consent of the WFOE, the Existing Shareholders or the Domestic Company may not assign its rights and obligations hereunder to any third party.

12.6

Severability. If any provision of this Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be deemed invalid or unenforceable only to the extent where the relevant laws apply, and will not affect the legal validity of other provisions of this Agreement.

12.7

Waiver. Any Party may waive the terms and conditions of this Agreement, provided that such waiver shall only become effective if made in writing and agreed and signed by the Parties. No waiver by a Party of the breach by the other Party in a specific case shall operate as a waiver by such Party of any similar breach by the other Party in other cases.

12.8

Amendment and Supplement to the Agreement. The Parties shall amend and supplement this Agreement by a written instrument. Any amendment and supplement will become an integral part of this Agreement after proper execution by the Parties and have same legal effect as this Agreement.

12.9	Counterpart. This agreement is written in Chinese, and executed in quadruplicate. Each Party of this Agreement shall hold one copy.

12.10

From the effective date of this Agreement, the Amended and Restated Shareholders’ Voting Rights Proxy Agreement and its attachments signed on May 27, 2015 by the Parties with Jia Yan, Xiang Wenbin, Zhao Dan, Zhu Daxin, Wang Wenhai, Liu Huajing, Feng Lei and Qiu Yuepeng, are automatically terminated.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the following Parties have signed this Second Amended and Restated Shareholders’ Voting Rights Proxy Agreement as of the date and address first above written.

Shensi Network Technology (Beijing) Co., Ltd. (Seal: /s/ Shensi Network Technology (Beijing) Co., Ltd.)		Shenzhen Futu Network Technology Co., Ltd. (Seal: /s/ Shenzhen Futu Network Technology Co., Ltd.)

By:	/s/ Li Hua	By:	/s/ Li Hua
Name: LI Hua		Name: LI Hua
Title: Legal Representative		Title: Legal Representative

LI Hua		LI Lei
By:	/s/ Li Hua	By:	/s/ Li Lei

Signature Page of the Second Amended and Restated Voting Rights Proxy Agreement

Appendix 1: Existing Shareholders

Name	Amount of contribution (ten thousand yuan)	Method of investment contribution	Shareholding ratio
Li Hua	850	cash	85%
Li Lei	150	cash	15%

Total	1,000	cash	100%

Appendix 2

Proxy Letter

THIS PROXY LETTER (this “Letter”), executed by Li Hua (ID No.:    ) on the date that the Shareholders’ Voting Rights Proxy Agreement was signed, is issued in favor of the Shensi Network Technology (Beijing) Co., Ltd. (“Proxy”) or its representative.

I, Li Hua, hereby grant to the Proxy a general proxy right authorizing the Proxy to exercise, as my agent and in my name, the following rights enjoyed by myself in my capacity as a shareholder of Shenzhen Futu Network Technology Co., Ltd. (“Domestic Company”):

(1)	to propose to convene and to attend the shareholders’ meeting of the Domestic Company under the articles of association as my agent;

(2)

to exercise voting rights, on behalf of myself on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors of the Domestic Company, and the appointment and removal of other senior executives that shall be decided by the shareholders’ meeting as my agent;

(3)

to exercise other shareholders’ voting rights under the articles of association of the Domestic Company as my agent (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association).

I hereby irrevocably confirm that unless Shensi Network Technology (Beijing) Co., Ltd. has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiration or early termination of the Shareholders’ Voting Rights Proxy Agreement.

IN WITNESS HEREOF, I hereby issue this Letter.

Name: Li Hua

By:
Date:

Proxy Letter

THIS PROXY LETTER (this “Letter”), executed by Li Lei (ID No.:    ) on the date that the Shareholders’ Voting Rights Proxy Agreement was signed, is issued in favor of the Shensi Network Technology (Beijing) Co., Ltd. (“Proxy”) or its representative.

I, Li Lei, hereby grant to the Proxy a general proxy right authorizing the Proxy to exercise, as my agent and in my name, the following rights enjoyed by myself in my capacity as a shareholder of Shenzhen Futu Network Technology Co., Ltd. (“Domestic Company”):

(1)	to propose to convene and to attend the shareholders’ meeting of the Domestic Company under the articles of association as my agent;

(2)

to exercise voting rights, on behalf of myself on all matters required to be deliberated and resolved by the shareholders’ meeting, including without limitation the appointment and election of the directors of the Domestic Company, and the appointment and removal of other senior executives that shall be decided by the shareholders’ meeting as my agent;

(3)

to exercise other shareholders’ voting rights under the articles of association of the Domestic Company as my agent (including any other shareholders’ voting rights stipulated upon an amendment to such articles of association).

I hereby irrevocably confirm that unless Shensi Network Technology (Beijing) Co., Ltd. has issued an instruction requesting the replacement of the Proxy, this Letter shall remain valid until the expiration or early termination of the Shareholders’ Voting Rights Proxy Agreement.

IN WITNESS HEREOF, I hereby issue this Letter.

Name: Li Lei

By:
Date: